Exhibit 99.1


                          [THE BANC CORPORATION LOGO]


                             FOR IMMEDIATE RELEASE


           THE BANC CORPORATION ANNOUNCES EARNINGS OF $.14 PER SHARE FOR THE SECOND QUARTER OF 2003; SEES ASSET QUALITY IMPROVEMENT


         BIRMINGHAM, ALABAMA; JULY 22, 2003: The Banc Corporation (NASDAQ-NMS:
TBNC) today announced net income for the second quarter 2003 of $2.5 million, or $.14 per share on both a basic and diluted basis up from a net loss of $5.8 million, or $(.33) per share on both a basic and diluted basis for the second quarter of 2002. Net income for the first six months of 2003 increased to $5.5 million, or $.32 per share, $.31 per share diluted, compared to a $3.6 million net loss, or $(.22) per share, on a basic and diluted basis for the first six months of 2002. Non-interest income increased 47% to $4.7 million for the second quarter of 2003 from $3.2 million during the second quarter of 2002. The increase in the second quarter of 2003 was primarily due to increased mortgage banking and insurance income and a gain on sale of securities of approximately $690,000. For the first six months of 2003, non-interest income increased 75% to $10.4 million from $5.9 million for the first six months of 2002.

         Net interest income increased to $11.9 million during the second quarter of 2003 from $11.4 million for the first quarter of 2003, a gain of 4.2%. Net interest income for the second quarter of 2003 and the first six months of 2003 declined compared to the same periods in 2002. The primary reasons for the decline are a decrease in interest rates and the increase in non-accrual loans at year-end 2002 related primarily to the Bristol, Florida loan portfolio. Net interest margin increased during the second quarter of 2003 to 3.67% from 3.61% at March 31, 2003. In June 2003 alone, net interest margin was 3.72%. Non-interest expenses increased during the second quarter of 2003 primarily as a result of one-time expenses of approximately $750,000 related to the relocation of the Corporation's data processing center to the corporate headquarters, the new Florida headquarters being constructed in Port St. Joe, Florida and other miscellaneous items.

         At June 30, 2003, The Banc Corporation had total assets of $1.44 billion compared with $1.41 billion at December 31, 2002, and $1.37 billion at June 30, 2002, an increase of 2.4% and 4.9%, respectively. The primary reason for the increase in total assets is increased customer deposits, which have been invested in federal funds sold and securities. Deposits increased 2.5% to $1.14 billion at June 30, 2003 from $1.11 billion at December 31, 2002. Noninterest-bearing deposits were $124.6 million at June 30, 2003, an increase of $5.5 million, or 4.6% since December 31, 2002. Loans declined to $1.10 billion at June 30, 2003 from $1.14 billion at December 31, 2002. However, mortgage loans held for sale increased to $31.2 million from $15.5 million at March 31, 2003 and from $1.0 million at December 31, 2002. Stockholders' equity for The Banc

Corporation increased to $88.4 million, or $4.66 per common share at June 30, 2003 from $76.5 million, or $4.35 per common share at December 31, 2002.

         James A. Taylor, Chairman and Chief Executive Officer of The Banc Corporation said, "The Banc Corporation has continued the positive momentum we started in the first quarter, and we remain confident about the rest of the year. Our earnings from operations continue to improve, and we are already seeing the results of new risk management systems implemented during the latter half of 2002 as credit quality continues to improve despite the challenging economic conditions. Our past due loans dropped to 1.18% from 4.43% at March 31, 2003. The level of our classified assets as a percentage of Tier 1 capital plus our allowance for loan and lease losses improved to 72% from 84% at March 31, 2003 and 90% at December 2002. We are very proud of our employees for this improvement. Our second quarter earnings and improved credit quality are the result of all of our bankers' talents, their hard work and their dedication. We also expect to be "well-capitalized" under all regulatory standards upon completion of the sale of our Emerald Coast branches for a deposit premium of $46.8 million in the third quarter."

         "We have reduced the number of Presidents in our organization from fifteen at year-end 2002 to eleven as of June 30, 2003, thereby focusing responsibility within our organization on a smaller and more accountable group. We have also decreased our overall staffing levels by 3% since year-end despite significant increases in risk management and mortgage banking personnel. In June, we introduced Operation Frontrunner, an internal project designed to reduce expenses, improve non-interest income and enhance products, procedures and customer service. Operation Frontrunner comprises a "best practices" approach to how we conduct business and will focus on retail services, lending, deposit operations and revenue generation. We will continue to improve our performance and efficiency as Operation Frontrunner wraps up in October of this year, and we fully implement these "best practices," Mr. Taylor added.

         The Banc Corporation is a $1.44 billion bank holding company headquartered in Birmingham, Alabama. The principal subsidiary of The Banc Corporation is The Bank, an Alabama commercial banking organization headquartered in Birmingham, Alabama. The Bank currently has a total of thirty-four locations, twenty locations throughout the state of Alabama, and fourteen locations along Florida's emerald coast and panhandle. Seven of the Florida branches, covering the markets from Destin to Panama City, operate under the name of Emerald Coast Bank, a Division of The Bank.

         Statements in this document that are not historical facts are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The Banc Corporation cautions that such "forward looking statements," wherever they occur in this document or in other statements attributable to The Banc Corporation are necessarily estimates reflecting the best judgment of The Banc Corporation's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements." Such "forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in The Banc Corporation's reports and registration statements filed with the SEC.

         The Banc Corporation disclaims any intent or obligation to update "forward looking statements."

         Management of The Banc Corporation will host its second quarter earnings conference call Wednesday July 23 at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time). The toll free dial-in number for the call is 888-238-1551. The international dial-in number is 973-582-2773. Please indicate that you wish to be connected to The Banc Corporation's conference call when calling in. A live webcast of the conference call is also available over the Internet by accessing http://www.calleci.com/conference/pub_cs.jsp. A replay of the call will be available until October 23, 2003 by dialing either 877-519-4471 or 973-341-3080 and entering pin #4036000.

         More information on The Banc Corporation and its subsidiaries may be obtained over the Internet, http://www.thebankmybank.com or by calling 1-877-326-BANK (2265).

FOR MORE INFORMATION CONTACT:

Company Contact : Tom Jung, Sr. Vice President & Director of Marketing and Investor Relations, Tel.# (205) 327-3547

Media Contact: Steve Frankel, The Abernathy MacGregor Group, Tel.# (212)
371-5999

                              THE BANC CORPORATION
                      SUMMARY CONSOLIDATED FINANCIAL DATA
                 (Dollars in thousands, except per share data)


                                                                                         As of
                                                                     -----------------------------------------------
                                                                               June 30,
                                                                     ----------------------------       December 31,
                                                                        2003             2002               2002
                                                                     ----------        ----------       ------------

SELECTED STATEMENT OF FINANCIAL CONDITION DATA:
Total assets                                                         $1,440,169        $1,372,294        $1,405,814
Loans, net of unearned income                                         1,104,855         1,135,903         1,138,537
Allowance for loan losses                                                22,555            15,199            27,766
Investment securities                                                    95,615            71,063            73,125
Deposits                                                              1,135,142         1,089,037         1,107,798
Advances from FHLB and notes payable                                    173,550           148,950           173,750
Long-term debt                                                            2,030                --                --
Guaranteed preferred beneficial interest in the Corporation's
  subordinated debentures(trust preferred securities)                    31,000            31,000            31,000
Stockholders' Equity                                                     88,360            92,444            76,541


                                                         As of and for the          As of and for the
                                                            Three-Months                Six-Months          As of and for
                                                           Ended June 30,             Ended June 30,       the Year Ended
                                                       ---------------------      ---------------------     December 31,
                                                         2003         2002          2003         2002          2002
                                                       --------     --------      --------     --------    --------------

SELECTED STATEMENT OF INCOME DATA:
Interest income                                        $ 20,835     $ 22,972      $ 41,769     $ 44,753      $  88,469
Interest expense                                          8,986        9,989        18,543       20,378         40,431
                                                       --------     --------      --------     --------      ---------
     Net interest income                                 11,849       12,983        23,226       24,375         48,038
Provision for loan losses                                   725       14,998         1,925       16,113         51,852
Noninterest income                                        4,680        3,173        10,405        5,931         15,123
Noninterest expense                                      12,360       10,722        23,871       20,519         42,669
                                                       --------     --------      --------     --------      ---------
    Income (loss) before income taxes                     3,444       (9,564)        7,835       (6,326)       (31,360)
Income tax expense (benefit)                                940       (3,757)        2,317       (2,705)       (12,959)
                                                       --------     --------      --------     --------      ---------
    Net income (loss)                                  $  2,504     $ (5,807)     $  5,518     $ (3,621)     $ (18,401)
                                                       ========     ========      ========     ========      =========

PER SHARE DATA:
Net income (loss) - basic                              $   0.14     $  (0.33)     $   0.32     $  (0.22)     $   (1.09)
                  - diluted                                0.14        (0.33)         0.31        (0.22)         (1.09)
Weighted average shares outstanding - basic              17,472       17,684        17,461       16,144         16,829
Weighted average shares outstanding - diluted            17,884       17,684        17,751       16,144         16,829
Common book value per share at period end                  4.66         5.22          4.66         5.22           4.35
Tangible common book value per share at period end         3.93         4.47          3.93         4.47           3.59
Preferred shares outstanding at period end                   62           --            62           --             --
Common shares outstanding at period end                  17,642       17,724        17,642       17,724         17,605

PERFORMANCE RATIOS AND OTHER DATA:
Return on average assets(1)                                0.70%       -1.73%         0.78%       -0.56%         (1.36)%
Return on average stockholders' equity(1)                 12.30       (23.28)        13.97        (8.15)        (19.89)
Net interest margin(1)(2)(3)                               3.67         4.28          3.61         4.15           3.94
Net interest spread(1)(3)(4)                               3.52         4.00          3.47         3.89           3.70
Noninterest income to average assets(1)                    1.31         0.95          1.46         0.91           1.12
Noninterest expense to average assets(1)                   3.45         3.20          3.36         3.16           3.15
Efficiency ratio (5)                                      74.62        66.13         70.81        67.47          67.34
Average loan to average deposit ratio                    100.16       107.82        100.82       107.21         105.35
Average interest-earning assets to average
   interest bearing liabilities                          105.31       108.45        105.14       107.62         107.05

ASSETS QUALITY RATIOS:
Allowance for loan losses to nonperforming loans          62.84%      107.29%        62.84%      107.29%        105.00%
Allowance for loan losses to loans, net of unearned
     income                                                2.04         1.34          2.04         1.34           2.44
Nonperforming loans to loans, net of unearned
     income                                                3.25         1.24          3.25         1.24           2.32
Nonaccrual loans to loans, net of unearned
     income                                                2.89         1.10          2.89         1.10           2.17
Net loan charge-offs to average loans(1)                   2.40         4.84          1.23         2.66           3.35



(1)- Annualized for three and six month periods ended June 30, 2003 and 2002.
(2)-     Net interest income divided by average earning assets.
(3)-     Calculated on a tax equivalent basis.
(4)- Yield on average interest earning assets less rate on average interest bearing liabilities.
(5)- Efficiency ratio is calculated by dividing noninterest expense by noninterest income plus net interest income on a fully tax equivalent basis.

                     THE BANC CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)


                                                                                                 As of
                                                                              --------------------------------------------
                                                                                        JUNE 30,
                                                                              ---------------------------     DECEMBER 31,
                                                                                 2003            2002            2002
                                                                              -----------     -----------     ------------
                                                                              (UNAUDITED)     (UNAUDITED)

ASSETS
Cash and due from banks                                                       $    41,540     $    39,333     $    45,365
Interest bearing deposits in other banks                                           10,836             198          10,025
Federal funds sold                                                                 25,000          21,000          11,000
Investment securities available for sale                                           93,619          71,063          71,129
Investment securities held to maturity                                              1,996              --           1,996
Mortgage loans held for sale                                                       31,187           2,826             764
Loans, net of unearned income                                                   1,104,855       1,135,903       1,138,537
Less: Allowance for loan losses                                                   (22,555)        (15,199)        (27,766)
                                                                              -----------     -----------     -----------
        Net loans                                                               1,082,300       1,120,704       1,110,771
                                                                              -----------     -----------     -----------
Premises and equipment, net                                                        60,750          57,551          61,849
Accrued interest receivable                                                         5,553           7,067           6,876
Stock in FHLB and Federal Reserve Bank                                             11,122           9,843          10,903
Other assets                                                                       76,266          42,709          75,135
                                                                              -----------     -----------     -----------

        TOTAL ASSETS                                                          $ 1,440,169     $ 1,372,294     $ 1,405,813
                                                                              ===========     ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Noninterest-bearing                                                        $   124,607     $   118,205     $   119,088
   Interest-bearing                                                             1,010,535         970,832         988,710
                                                                              -----------     -----------     -----------
       TOTAL DEPOSITS                                                           1,135,142       1,089,037       1,107,798

Advances from FHLB                                                                173,550         148,950         173,750
Other borrowed funds                                                                1,183           3,023           1,172
Long-term debt                                                                      2,030              --              --
Guaranteed preferred beneficial interests in the Corporation's
  subordinated debentures (trust preferred securities)                             31,000          31,000          31,000
Accrued expenses and other liabilities                                              8,904           7,840          15,552
                                                                              -----------     -----------     -----------
        TOTAL LIABILITIES                                                       1,351,809       1,279,850       1,329,272

Stockholders' Equity
  Preferred stock, par value $.001 per share; authorized 5,000,000 shares;
     shares issued 62,000 at June 30, 2003                                             --              --              --
   Common stock, par value $.001 per share; authorized 25,000,000 shares;
      shares issued 18,013,002 and 18,009,002, respectively;
      outstanding 17,641,676, 17,723,959 and 17,605,124, respectively                  18              18              18
   Surplus - preferred                                                              6,193              --              --
           - common stock                                                          68,310          68,269          68,315
   Retained Earnings                                                               17,089          26,708          11,571
   Accumulated other comprehensive income                                             356             529             550
   Treasury stock, at cost                                                           (684)           (779)           (808)
   Unearned ESOP stock                                                             (2,082)         (1,237)         (2,153)
   Unearned restricted stock                                                         (840)         (1,064)           (952)
                                                                              -----------     -----------     -----------
        TOTAL STOCKHOLDERS' EQUITY                                                 88,360          92,444          76,541
                                                                              -----------     -----------     -----------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 1,440,169     $ 1,372,294     $ 1,405,813
                                                                              ===========     ===========     ===========

                     THE BANC CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                         JUNE 30                   JUNE 30              YEAR ENDED
                                                                   ---------------------      ---------------------    DECEMBER 31,
                                                                     2003         2002          2003         2002          2002
                                                                   --------     --------      --------     --------    ------------

INTEREST INCOME
Interest and fees on loans                                         $ 19,682     $ 21,913      $ 39,526     $ 42,748      $ 84,337
Interest on investment securities
  Taxable                                                               822          767         1,540        1,415         2,857
  Exempt from Federal income tax                                         67          110           159          204           392
Interest on federal funds sold                                           96           69           199          156           350
Interest and dividends on other investments                             168          113           345          230           533
                                                                   --------     --------      --------     --------      --------

   Total interest income                                             20,835       22,972        41,769       44,753        88,469

INTEREST EXPENSE
Interest on deposits                                                  6,152        7,199        12,906       14,821        29,276
Interest on other borrowed funds                                      2,220        2,161         4,406        4,281         8,626
Interest on guaranteed preferred beneficial interest in our
  subordinated debentures (trust preferred securities)                  614          629         1,231        1,276         2,529
                                                                   --------     --------      --------     --------      --------

  Total interest expense                                              8,986        9,989        18,543       20,378        40,431
                                                                   --------     --------      --------     --------      --------

        NET INTEREST INCOME                                          11,849       12,983        23,226       24,375        48,038

Provision for loan losses                                               725       14,998         1,925       16,113        51,852
                                                                   --------     --------      --------     --------      --------

     NET INTEREST INCOME(LOSS) AFTER PROVISION FOR LOAN LOSSES       11,124       (2,015)       21,301        8,262        (3,814)

NONINTEREST INCOME
Service charges and fees on deposits                                  1,656        1,685         3,279        2,881         5,848
Mortgage banking income                                               1,185          668         2,060        1,382         3,253
Gain on sale of securities                                              637           24           663           24           627
Gain on sale of branch                                                   --           --         2,246           --            --
Other income                                                          1,202          796         2,157        1,644         5,395
                                                                   --------     --------      --------     --------      --------

    TOTAL NONINTEREST INCOME                                          4,680        3,173        10,405        5,931        15,123

NONINTEREST EXPENSES
Salaries and employee benefits                                        6,371        6,069        12,689       11,621        23,495
Occupancy, furniture and equipment expense                            2,196        1,974         4,285        3,778         7,260
Other                                                                 3,793        2,679         6,897        5,120        11,914
                                                                   --------     --------      --------     --------      --------

    TOTAL NONINTEREST EXPENSES                                       12,360       10,722        23,871       20,519        42,669
                                                                   --------     --------      --------     --------      --------

        Income(loss) before income taxes                              3,444       (9,564)        7,835       (6,326)      (31,360)

INCOME TAX EXPENSE(BENEFIT)                                             940       (3,757)        2,317       (2,705)      (12,959)
                                                                   --------     --------      --------     --------      --------

        NET INCOME(LOSS)                                           $  2,504     $ (5,807)     $  5,518     $ (3,621)     $(18,401)
                                                                   ========     ========      ========     ========      ========

BASIC NET INCOME(LOSS) PER SHARE                                   $   0.14     $  (0.33)     $   0.32     $  (0.22)     $  (1.09)
                                                                   ========     ========      ========     ========      ========
DILUTED NET INCOME(LOSS) PER SHARE                                 $   0.14     $  (0.33)     $   0.31     $  (0.22)     $  (1.09)
                                                                   ========     ========      ========     ========      ========

AVERAGE COMMON SHARES OUTSTANDING                                    17,472       17,684        17,461       16,144        16,829
AVERAGE COMMON SHARES OUTSTANDING, ASSUMING DILUTION                 17,884       17,684        17,751       16,144        16,829